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                                                                     EXHIBIT 5.1

                                  July 21, 2003

Jabil Circuit, Inc.
10560 Dr. Martin Luther King, Jr. Street North
St. Petersburg, FL 33716

         Re: Issuance and Sale by Jabil Circuit, Inc. of $300,000,000 5.875% Senior Notes due 2010

Ladies and Gentlemen:

         We have acted as counsel to Jabil Circuit, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $300,000,000 aggregate principal amount of the Company's 5.875% Senior Notes due July 15, 2010 (the "Senior Notes"). The Senior Notes are being issued pursuant to an indenture for the senior debt securities described therein (the "Senior Indenture") dated as of July 21, 2003, by and between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the first supplemental indenture (the "First Supplemental Indenture," and together with the Senior Indenture, the "Indenture") dated as of July 21, 2003, by and between the Company and the Trustee. The Senior Notes are to be sold as set forth in the Registration Statement on Form S-3 (File No. 333-42992), filed on August 3, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Act, the Prospectus dated July 14, 2003 (the "Prospectus"), the Prospectus Supplement dated July 15, 2003 (the "Prospectus Supplement") and pursuant to the Terms Agreement dated July 15, 2003 between the Company and Banc One Capital Markets, Inc. and the underwriters named therein, which incorporates by reference the "Jabil Circuit, Inc. - Underwriting Agreement Basic Terms" (collectively, the "Underwriting Agreement").

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As

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Jabil Circuit, Inc.
August 3, 2000
Page 2

a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we are of the opinion that, when the Senior Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, the Prospectus and the Prospectus Supplement relating thereto, the Senior Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                  Very truly yours,

                                                  /s/  HOLLAND & KNIGHT LLP
                                                  ------------------------------
                                                  HOLLAND & KNIGHT LLP